UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Arconic Inc. (the “Company”) posted the following information to the Company’s Facebook page (https://www.facebook.com/arconic):

Arconic 21 hrs Read a Q&A with our nominees on why they’re best qualified to protect your investment: https://goo.gl/zx6Kna Vote the NEW WHITE proxy card. READ Q&A with our DIRECTOR NOMINEES J.Albaugh A. Alving D. Hess U. Schmidt General J. Wolfenbarger ARCONIC NEW PERSPECTIVES CRITICAL SKILLS RELEVANT EXPERTISE www.arconic.com ARCONIC.COM

Arconic 19hrs Vote the NEW WHITE proxy card in support of Arconic’s Board - proven leaders who are engaged and committed to creating value for all Arconic shareholders. https://goo.gl/fFY9Et DON’T BE MISLED.GET THE FACTS. Your ARCONIC BOARD: Answers to you. ACTIVIST HEDGE FUND ELLIOTT MANAGEMENT: Answers only to THEMSELVES & THEIR INVESTORS. ARCONIC www.arconic.com ARCONIC.COM

Arconic 2 hrs Arconic employees ask you to keep Arconic strong and protect the value of your investment. Vote the NEW WHITE proxy card today: https://goo.gl/Tgc6F8 USW Release: https://goo.gl/4ggCzg Arconic THE UNITED STEELWORKERS UNION SUPPORTS ARCONIC Arconic 2017 Annual Meeting | Proxy | Proxy Voting Instructions Arconic ARCONIC.COM

Arconic Arconic 46 mins The united Steelworkers won’t be misled by Elliott’s misleading claims and urge you to vote the NEW WHITE proxy card today: https://goo.gl/Tgc6F8 USW Release: https://goo.gl/4ggCzg “[Elliott] is simply seeking to engineer a short-term price increase at the long-term expense of the company, its other shareholders and its employees.” ARCONIC Arconic The United steelworkders, may 3, 2017, 2017 Annual Meeting Proxy Proxy Voting Instructions Arconic ARCONIC.COM

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The Company posted the following information to its LinkedIn profile (https://www.linkedin.com/company/arconic):

ARCONIC Arconic l9h Read a Q&A with our nominees on why they’re best qualified to protect your investment: https://goo.gl/zx6KNa Vote the NEW WHITE proxy card. READ Q& A WITH OUR DIRECTOR NOMINEES j.albaugh A.Alving D.Hess U.Schmidt General J.Wolfenbarger ARCONIC NEW PERSPECTIVES CRITICAL SKILLS RELEVANT EXPERTISE

Arconic 17h Vote the NEW WHITE proxy card in support of Arconic’s Board - proven leaders who are engaged and cornmitted to creating value for all arconic shareholders. https://goo.gl/fFY9Et DON’T BE MISLED. GET THE FACTS. YOUR ARCONIC BOARD: Answers to you. ACTIVIST HEDGE FUND ELLIOTT MANAGEMENT: Answers only to THEMSELVES & THEIR INVESTORS Arconic

Arconic
now

Arconic employees ask you to keep Arconic strong and protect the value of your investment. Vote the NEW WHITE proxy card today: https://goo.gl/Tgc6F8 USW Release: https://goo.gl/4ggCzg


ARCONIC
ARCONIC
THE UNITED STEELWORKERS UNION SUPPORTS ARCONIC

USW Opposes Nominees by Elliott Management for Arconic CEO and Board
usw.org

Arconic now The United Steelworkers won’t be misled by Elliott’s misleading claims and urge you to vote the NEW WHITE proxy card today: https://goo.gl/tgc6f8 USW Release: https://goo.gl/4ggCzg “[Elliott] is simply seeking to engineer a short-term price increase at the long-term expense of the company, its other shareholders and its employees.” -The United Steelworkers, May 3, 2017 USW Opposes Nominees by Elliott Management for Arconic CEO and Board usw.org

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The Company sent the following Tweets under the Twitter handle @arconic (https://twitter.com/arconic):

Arconic Read a Q&A W/ our nominees on why they’re qualified to protect your investment: goo.gl/ZX6KNa Vote the NEW WHITE proxy card. READ Q&A WITH OUR DIRECTOR NOMINEES J. Albaugh A. Alving D. Hess U. Schmidt General j. wolfenbarger ARCONIC NEW PERSPECTIVES . CRITICAL SKILLS . RELEVANT EXPERTISE

Arconic Our Board is engaged & committed to creating value for ALL $ARNC shareholders–vote the NEW WHITE proxy card goo.gl/fFY9Et DON’T BE MISLED. GET THE FACTS. YOUR ARCONIC BOARD: Answers to YOU. ACTIVIST HEDGE FUND ELLIOTT MANGEMENT: Answers only to THEMSELVES & THEIR INVERSTORS. Arconic

Arconic @arconic Our employees stand w/ $ARNC. Protect your investment–vote the NEW WHITE proxy card goo.gl/Tgc6F8 USW Rel goo.gl/4ggCzg THE UNITED STEELWORKERS UNION SUPPORTS ARCONIC

Arconic @arconic The @steelworkers won’t be misled by Elliott–vote the NEW WHITE proxy card: goo.gl/Tgc6F8 USW Rel: goo.gl/4ggCzg “[Elliott] is simply seeking to engineer a short-term price increase at the long-term expense of the company, its other shareholders and its employees.” -The United Steelworkers, May 3, 2017